                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             HARLEY-DAVIDSON, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                        [LOGO OF HARLEY-DAVIDSON, INC.]

                           NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                             Harley-Davidson, Inc.
                            3700 West Juneau Avenue
                          Milwaukee, Wisconsin 53208
                                (414) 343-4680


                                                                 March 27, 2001

Dear Fellow Shareholder:

   On behalf of the Board of Directors and management of Harley-Davidson, Inc., I cordially invite you to attend the 2001 Annual Meeting of the Shareholders of Harley-Davidson, Inc. to be held at 10:30 a.m., Central Time, on Saturday, May 5, 2001, at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin.

   The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, there will be brief reports on the operations of the Company. Once the business of the Meeting has been concluded, Shareholders will be given the opportunity to ask questions.

   We sincerely hope you will be able to attend our 2001 Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                          Sincerely yours,

                                          [SIGNATURE OF JEFFREY L. BLEUSTEIN]
                                          Jeffrey L. Bleustein
                                          Chairman of the Board and
                                          Chief Executive Officer

                   Notice of Annual Meeting of Shareholders

                                  May 5, 2001

   The 2001 Annual Meeting of the Shareholders (the "Annual Meeting") of Harley-Davidson, Inc. (the "Company") will be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin on Saturday, May 5, 2001 at 10:30 a.m., Central Time, for the following purposes:

     1. To elect three directors for a three-year term to expire at the Company's 2004 Annual Meeting of Shareholders;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, to be the auditors of the annual financial statements of the Company for the year ending December 31, 2001; and

     3. To take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors of the Company has fixed the close of business on March 12, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting (the "Shareholders") and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,
                                          Harley-Davidson, Inc.

                                          /s/ GAIL A. LIONE
                                          --------------------------------
                                          Gail A. Lione
                                          Secretary

Milwaukee, Wisconsin
March 27, 2001

   WE URGE YOU TO VOTE AS SOON AS POSSIBLE. YOU CAN VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE POSTAGE-PAID ENVELOPE. IF YOU OWN SHARES REGISTERED DIRECTLY WITH THE COMPANY'S TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES LLC ("COMPUTERSHARE"), OR YOU OWN SHARES IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP"), THEN YOU CAN VOTE THOSE SHARES BY USING A TOLL FREE TELEPHONE NUMBER OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STREET NAME HOLDERS MAY ALSO VOTE BY TELEPHONE OR THE INTERNET IF THEIR BANK OR BROKER MAKES THOSE METHODS AVAILABLE, IN WHICH CASE THE BANK OR BROKER WILL ENCLOSE THE INSTRUCTIONS WITH THE PROXY STATEMENT.

                       [LOGO FOR HARLEY-DAVIDSON, INC.]

                            3700 West Juneau Avenue
                          Milwaukee, Wisconsin 53208

                                March 27, 2001

                               ----------------

                                PROXY STATEMENT

                               ----------------


   The proxy accompanying this Proxy Statement is solicited by the Board of Directors (the "Board") of Harley-Davidson, Inc. (the "Company") for use at the 2001 Annual Meeting of Shareholders of the Company to be held on May 5, 2001 and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy were first sent to Shareholders on or about March 27, 2001.

   The only outstanding class of voting securities of the Company is its common stock (the "Common Stock"). At the close of business on March 12, 2001, the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting, 302,515,289 shares of Common Stock were outstanding. Holders of the Common Stock are entitled to one vote per share on all matters.

   Shareholders who own shares registered directly with Computershare or who own shares through the Company's DRIP on the close of business on March 12, 2001 can appoint a proxy by telephone by calling toll free (within the U.S. or Canada) (877) 482-6150, by using the Internet at www. computershare.com/us/proxy or by mailing their signed proxy card in the enclosed envelope. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate Shareholders' identities, to allow Shareholders to give their voting instructions and to confirm that the Shareholders' instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the Shareholders must bear.

   Appointing a proxy in response to this solicitation will not affect a Shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a Shareholder who has appointed a proxy does not in itself revoke a proxy. Shareholders who execute proxies may revoke them at any time prior to the voting thereof by appointing a new proxy or by providing written notice to the Secretary of the Company and voting in person at the Annual Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. Where a Shareholder specifies a choice by means of the ballot provided in the proxy, then the shares will be voted in accordance with such specification.

   As used in this Proxy Statement, "Motor Company" refers to the Company's principal subsidiaries, Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc., and "HDFS" refers to Harley-Davidson Financial Services, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of March 12, 2001 (except as noted) with respect to the Common Stock ownership of each director, the Chief Executive Officer, the four other executive officers of the Company identified in the Summary Compensation Table below (collectively with the Chief Executive Officer, the "named executive officers"), all directors and executive officers as a group and each person or group of persons known by the Company to own beneficially more than 5% of the Common Stock.

                                                Amount and Nature of
                                             Beneficial Ownership(1)(2)
                                         --------------------------------------
                                                      Percent  Shares Issuable
                                         Number of      of    Upon Exercise of
Name of Beneficial Owner                  Shares       Class  Stock Options (3)
------------------------                 ---------    ------- -----------------
Barry K. Allen..........................    21,966        *           3,100

Richard I. Beattie......................    10,864        *           3,100

Jeffrey L. Bleustein.................... 1,865,519        *       1,120,138

Richard J. Hermon-Taylor................    21,966        *           3,100

Donald A. James.........................   219,442(4)     *           3,100

Richard G. LeFauve......................    14,636        *           3,100

Gail A. Lione...........................    98,334        *          96,728

Sara L. Levinson........................     9,106        *           3,100

James A. McCaslin.......................   313,445        *         146,926

James A. Norling........................    13,966(5)     *           3,100

Richard F. Teerlink..................... 1,084,611(6)     *       1,009,700

Donna F. Zarcone........................    34,261        *          33,861

James L. Ziemer.........................   454,485(7)     *         346,512

All Directors and Executive Officers as
 a Group (19 Individuals)............... 5,459,359      1.8%      3,612,826

--------
   *The amount shown is less than 1% of the outstanding shares of Common
   Stock.
(1) Except as otherwise noted, all persons have sole voting and investment power over the shares listed.
(2) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 12, 2001. Includes shares of Common Stock held in the Company's 401(k) plan and the Company's Dividend Reinvestment Plan, as of December 31, 2000.
(3) Only includes stock options exercisable within 60 days of March 12, 2001.
(4) 213,476 of such shares of Common Stock are held by Fred Deeley Imports Ltd. Mr. James has sole voting power and shared investment power over such shares.
(5) 8,000 of such shares of Common Stock are held by Heritage Venture, Ltd., a limited partnership.
(6) 40,000 shares are held by the Teerlink Family Foundation Inc. for which Mr. Teerlink has shared voting and dispositive power. 3,200 shares are held by Victoria Teerlink, Mr. Teerlink's daughter.
(7) 4,100 shares are held by the Ziemer Family Foundation for which Mr. Ziemer has share voting and dispositive power over the shares. 27,800 shares are held by the Ziemer Family Limited Partnership. Mr. Ziemer is a general and limited partner in the partnership and has shared voting and dispositive power over the shares.

                           1--ELECTION OF DIRECTORS

   The Restated Articles of Incorporation of the Company provide for a Board of not less than six (6) nor more than fifteen (15) members, as determined from time to time by the affirmative vote of a majority of the directors then in office. The Board is divided into three classes, with one class of directors elected each year for a term of three years.

   The Board currently consists of nine members, three of whom have terms that expire at the Annual Meeting (Class I Directors), three of whom have terms that expire at the 2002 annual meeting of Shareholders (Class II Directors) and three of whom have terms that expire at the 2003 annual meeting of Shareholders (Class III Directors).

   The three nominees for director set forth below, all of whom are currently Class I Directors, are proposed to be elected at the Annual Meeting to serve until the 2004 annual meeting of Shareholders. The remaining six directors will continue to serve as members of the Board for terms as set forth below. The nominees have advised the Company that they will serve if elected. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Thus, any shares not voted, whether due to abstentions or broker nonvotes, will not have an impact on the election of directors. A quorum consists of a majority of the shares entitled to vote represented at the Annual Meeting in person or by proxy, including proxies reflecting abstentions or broker nonvotes. Broker nonvotes arise from proxies delivered by brokers and others where the record holder has not received authority to vote on one or more matters and has no discretion to vote on such matters. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment thereof unless a new record date is or must be set for such adjournment). Proxies solicited by the Board will be voted "FOR" the following nominees unless a Shareholder specifies otherwise. Should any such nominee become unable to serve, proxies may be voted for another person designated by the Board.

           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES.

   The names, ages as of March 12, 2001, and principal occupations for the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

Nominees For Class I Directors--Terms Expiring at 2004 Annual Meeting

   Barry K. Allen, 52, has been a director of the Company since 1992. Mr. Allen has been the President of Allen Enterprises, LLC, a private equity investment and management company, since August 2000. Mr. Allen served as President of Ameritech Corporation from October 1999 until August 2000. Mr. Allen was Executive Vice President of Ameritech/SBC Communication (f/k/a Ameritech Corporation), a telecommunications company, from August 1995 to October 1999. From September 1993 to August 1995, he was President and Chief Operating Officer and a director of Marquette Electronics, Inc., a manufacturer of medical equipment and systems. He is also a director of United Wisconsin Services, Inc.

   Richard I. Beattie, 61, has been a director of the Company since 1996. He has been a partner of Simpson Thacher & Bartlett, a law firm, since 1977 and has served as Chairman of the Executive Committee of that firm since 1991. He is also a director of Omnicom Group Inc.

   Richard G. LeFauve, 66, has been a director of the Company since 1993. In December 1998, Mr. LeFauve retired as President of General Motors University and a Senior Vice President of General Motors Corporation, an automobile manufacturer, a position which he held since April 1997. He was Group Executive, NAO Small Car Group of General Motors Corporation from 1994 to April 1997, Chairman of Saturn Corporation, an automobile manufacturer, from 1995 to April 1997, and a Vice President of General Motors Corporation from 1985 to April 1997.

Class II Directors--Terms Expiring at 2002 Annual Meeting

   Richard J. Hermon-Taylor, 59, has been a director of the Company since 1986. In December, 2000 he retired as a Group Vice President of Abt Associates, Inc., a business consulting firm, a position which he held since June 1997. Mr. Hermon-Taylor has served as the President of BioScience International, Inc., a technology transfer company, since 1987 and continues in that capacity. He was a Vice President of Symmetrix, Inc., a business consulting firm, from 1994 to 1997.

   Sara L. Levinson, 50, has been a director of the Company since 1996. Ms. Levinson is the ChairMom and Chief Executive Officer of ClubMom, Inc., a consumer relationship management company, a position she has held since May 2000. Ms Levinson previously served as President of NFL Properties, Inc. from September 1994 to April 30, 2000. She is also a director of Federated Department Stores Inc.

   Richard F. Teerlink, 64, has been a director of the Company since 1982. From May 1996 to December 1998, he served as Chairman of the Board of the Company. He served as Chief Executive Officer of the Company from 1989 to June 1997 and President of the Company from 1988 to June 1997. He is also a director of Johnson Controls, Inc. and Snap-on Incorporated.

Class III Directors--Terms Expiring at 2003 Annual Meeting

   Jeffrey L. Bleustein, 61, has been a director of the Company since 1996. In December 1998, Mr. Bleustein was elected Chairman of the Board of the Company. He has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Motor Company since June 1997 and as President and Chief Operating Officer of the Motor Company since 1993. He was Executive Vice President of the Company from 1991 to June 1997. He is also a director of Brunswick Corporation.

   Donald A. James, 57, has been a director of the Company since 1991. Mr. James is a co-founder and, since 1989, has been the Vice Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., the largest independent motorcycle distributorship in Canada and the exclusive distributor of the Company's motorcycles in that country.

   James A. Norling, 59, has been a director of the Company since 1993. In August 2000, Mr. Norling retired as the Executive Vice President of Motorola, Inc., a manufacturer of electronics, and President, Personal Communications Section of Motorola, a position which he held since June 1999. He served as Executive Vice President, Deputy to Chief Executive Officer and President of Europe, Middle East and Africa for Motorola, Inc., a manufacturer of electronics, from December 1998 to June 1999. Mr. Norling has served as President and General Manager, Messaging, Information and Media Sector, for Motorola from January 1997 to December 1998 and as an Executive Vice President of Motorola since 1990. He was President, Europe, Middle East and Africa, and Chairman, European Management Board, for Motorola from 1993 to 1996.

Board of Directors--Committee and Other Information

   The Board has three committees: the Audit Committee, the Human Resources Committee and the Nominating and Director Affairs Committee.

   During the year, the Board examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this examination, the Board changed the composition of the Audit Committee. The Audit Committee is comprised of the following members: Richard I. Beattie, Sara L. Levinson and James A. Norling (Chairman). The Audit Committee met two times during 2000. The functions of the Audit Committee and its activities during fiscal year 2000 are described below under the heading "Audit Committee Report".

   The Human Resources Committee, the current members of which are Barry K. Allen, Richard J. Hermon-Taylor and Richard G. LeFauve (Chairman), met twice during 2000. The Human Resources Committee approves certain compensation and benefits actions, reviews performance of certain executives and advises management on matters of succession planning, career development and human resources strategies.

   The Nominating and Director Affairs Committee, the current members of which are Barry K. Allen (Chairman), Richard I. Beattie, Richard J. Hermon-Taylor, Donald A. James, Richard G. LeFauve, Sara L. Levinson and James A. Norling, met three times during 2000. The Nominating and Director Affairs Committee identifies and recommends to the full Board candidates for service on the Board and reviews Board performance and Board committee composition. Shareholders may recommend candidates for consideration by the Nominating and Director Affairs Committee by writing to the Nominating and Director Affairs Committee in care of the Secretary of the Company. Such recommendations for the 2002 Annual Meeting of Shareholders must be received by the Company on or before November 27, 2001. Any Shareholder who desires to nominate a director candidate for consideration by the Shareholders must give written notice thereof to the Secretary of the Company in advance of the applicable meeting in compliance with the terms and within the time periods specified in the Company's Restated Articles of Incorporation.

   The Board has four regular quarterly meetings per year and met six times during 2000. All directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 2000.

   Directors who are employees of the Company do not receive any special compensation for their services as directors. Directors who are not employees of the Company ("Non-employee Directors") receive an annual fee of $25,000 plus $1,500 for each regular meeting of the Board, $750 for each special meeting of the Board, $750 for each Board Committee meeting and a clothing allowance of $1,000 to purchase Harley-Davidson(R) MotorClothes(R). Pursuant to the Company's 1998 Director Stock Plan (the "Director Plan"), a Non-employee Director may elect to receive 50% or 100% of the annual fee to be paid in each calendar year in the form of Common Stock based upon the fair market value of the Common Stock at the time of the annual meeting. In addition, on the first business day after the annual meeting of Shareholders of the Company, each Non-employee Director who serves as a member of the Board immediately following the annual meeting is automatically granted an immediately exercisable option for the purchase of such number of shares of Common Stock equal to the annual fee divided by the fair market value of a share of Common Stock on the day of grant (rounded up to the nearest multiple of 100). In 2000, each Non-employee Director received an option to purchase 700 shares of Common Stock.

                            EXECUTIVE COMPENSATION

   The following table shows the aggregate compensation, including incentive compensation, paid by the Company for 2000, 1999 and 1998 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for 2000:

                          SUMMARY COMPENSATION TABLE

                                   Annual                        Long Term
                                Compensation                Compensation Awards
                              -----------------  Other     ---------------------
                                                Annual     Restricted Securities All Other
                                                Compen-      Stock    Underlying  Compen-
Name and Principal            Salary  Bonus(1)  sation     Awards(2)   Options   sation(3)
Position                 Year   ($)      ($)      ($)         ($)        (#)        ($)
------------------       ---- ------- --------- -------    ---------- ---------- ---------
Jeffrey L. Bleustein
 Chairman and CEO....... 2000 717,526 1,750,760 52,496(4)       0      165,000    76,713
 Chairman and CEO....... 1999 653,750 1,307,500 40,661          0      110,000    68,431
 President and CEO...... 1998 586,250 1,172,500 41,027          0      260,000    52,621
James L. Ziemer
 Vice President and CFO. 2000 292,635   499,820 21,539          0       39,446    20,647
 Vice President and CFO. 1999 241,939   338,715 21,310          0       40,998    16,935
 Vice President and CFO. 1998 227,134   275,000 21,484          0       65,346    14,814
Donna F. Zarcone (5)
 President and COO--
  HDFS.................. 2000 306,075   362,100 12,785          0       39,178     6,000
 President and COO--
  HDFS.................. 1999 285,313   378,000 23,705          0       48,130    33,885
James A. McCaslin
 Vice President, Dealer
  Services--Motor
  Company............... 2000 269,265   274,650 21,502          0       34,960     6,712
 Vice President, Dealer
  Services--Motor
  Company............... 1999 254,014   254,014 31,223          0       42,948    18,709
 Vice President,
  Continuous
  Improvement--
  Motor Company......... 1998 240,181   211,359 48,745          0       69,098    51,485
Gail A. Lione
 Vice President, General
  Counsel and Secretary. 2000 256,218   261,342 21,423          0       34,320    15,771
 Vice President, General
  Counsel and Secretary. 1999 217,360   217,360 21,606          0       56,752    13,746
 Vice President, General
  Counsel and Secretary. 1998 206,000   181,280 20,729          0       59,696     5,720

--------
(1) The bonuses listed on this table reflect performance of the Chief Executive Officer and each of the named executive officers in the year shown. However, bonuses are actually paid in the following calendar year.
(2) As of December 31, 2000, the only named executive officer of the Company holding unvested restricted stock was Mr. McCaslin who held 160,000 shares, valued at $6,360,000. Dividends are paid on shares of unvested restricted stock.
(3) The 2000 amounts for Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione include the value of split dollar life insurance provided by the Company, a 401(k) matching contribution of $5,250, a $200 health care spending account credit (Messrs. Bleustein and Ziemer and Ms. Lione only) and a non-qualified deferred compensation plan matching contribution of $55,501, $13,961, $0, and $8,957, respectively. The 2000 amount for Ms. Zarcone represents a 401(k) matching contribution of $6,000.
(4) The 2000 amounts for Mr. Bleustein include a $29,600 cash perquisite, a $12,969 tax gross up for Mr. Bleustein's life insurance and $9,927 for the authorized non-business use of the Company's airplane.
(5) Ms. Zarcone has been an employee of HDFS, a subsidiary of the Company, since June 1994, but was not an executive officer of the Company prior to 1999.

Stock Options

   During 2000, the Human Resources Committee granted options to purchase shares of Common Stock under the Company's 1995 Stock Option Plan to the Chief Executive Officer and the other named executive officers as follows:


                             OPTION GRANTS IN 2000

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                                    Individual Grants (1)             Appreciation for Option Term (2)
                         -------------------------------------------- --------------------------------
                         Number of
                         Securities  Percent of
                         Underlying Total Options Exercise
                          Options    Granted to    Price   Expiration
          Name            Granted     Employees    ($/Sh)     Date    0%       5%            10%
          ----           ---------- ------------- -------- ---------- --- ------------- --------------
Jeffrey L. Bleustein....   165,000       11.1%     $33.59   2/17/10     0 $   3,485,948 $    8,834,078
James L. Ziemer.........    39,446        2.6      $33.59   2/17/10     0       833,374      2,111,934
Donna F. Zarcone........    39,178        2.6      $33.59   2/17/10     0       827,712      2,097,585
James A. McCaslin.......    34,960        2.3      $33.59   2/17/10     0       738,599      1,871,754
Gail A. Lione...........    34,320        2.3      $33.59   2/17/10     0       725,077      1,837,488
All Optionees(3)........ 1,490,140      100.0      $33.59   2/17/10     0    31,105,094     78,826,415
All Shareholders(4).....       N/A        N/A         N/A       N/A     0 6,351,711,615 16,096,484,313

--------
(1) The options granted under the 1995 Stock Option Plan are non-qualified stock options. The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of the grant. The options may be exercised one year after the date of grant, not to exceed 25% of the shares in the first year, with an additional 25% to be exercisable in each of the following three years. Options expire ten years from the date of grant. Each option granted under the 1995 Stock Option Plan has a limited right which permits the holder to surrender the option within 30 days after a change of control of the Company and receive the difference between the exercise price of the option and the highest closing price of the Common Stock during the 60-day period preceding the change of control of the Company.
(2) The dollar amounts under these columns are the results of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. The potential realizable values are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.
(3) Represents all options granted to employees but excludes 5,600 options granted to the Company's Non-employee Directors on May 1, 2000 at an exercise price of $40.91.
(4) Represents corresponding gain to all Shareholders on 302,842,658 shares of Common Stock outstanding on February 17, 2000, the date on which substantially all of the options included in the table were granted, calculated based on the fair market value of such Common Stock on such date.

   Shown below is information relating to the exercise of options by the Chief Executive Officer and the other named executive officers during 2000 and the value of unexercised options held by such persons as of December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN 2000
                    AND OPTION VALUES AT DECEMBER 31, 2000

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised     In-the-Money Options
                                                        Options At           At December 31, 2000
                           Shares       Value      December 31, 2000 (#)            ($)(2)
                         Acquired on   Realized  ------------------------- -------------------------
Name                     Exercise (#)   ($)(1)   Exercisable Unexercisable Exercisable Unexercisable
----                     -----------  ---------- ----------- ------------- ----------- -------------
Jeffrey L. Bleustein....         0    $        0   928,388      435,500    $28,347,739  $7,164,465
James L. Ziemer.........         0             0   288,493      124,437      8,662,723   2,133,221
Donna F. Zarcone .......         0             0    12,033       75,275        167,898     744,853
James A. McCaslin.......   136,980     4,178,335    97,444      114,450      2,577,051   1,914,020
Gail A. Lione...........         0             0    64,036      116,732      1,466,456   1,784,842

--------
(1) Value based on the fair market value of Common Stock on the date of exercise less the option exercise price.
(2) Value based on a fair market value of Common Stock of $39.75 on December 31, 2000, less the option exercise price.

Retirement Benefits

   The following table shows at different levels of remuneration and years of credited service the estimated net annual benefits payable as a straight life annuity to each of the named executive officers under the Salaried Pension Plan, the Restoration Plan and the Supplemental Agreements (all as defined below), assuming retirement at age 62:

                              PENSION PLAN TABLE

                                                   Years of Service
                         ---------------------------------------------------------------------
Total Pay                   5      10      15      20      25       30        35       15+(1)
---------                ------- ------- ------- ------- ------- --------- --------- ---------
  200,000...............  15,269  30,539  45,808  61,078  76,347    91,617   106,886   100,000
  300,000...............  23,269  46,539  69,808  93,078 116,347   139,617   162,886   150,000
  400,000...............  31,269  62,539  93,808 125,078 156,347   187,617   218,886   200,000
  500,000...............  39,269  78,539 117,808 157,078 196,347   235,617   274,886   250,000
  600,000...............  47,269  94,539 141,808 189,078 236,347   283,617   330,886   300,000
  800,000...............  63,269 126,539 189,808 253,078 316,347   379,617   442,886   400,000
1,000,000...............  79,269 158,539 237,808 317,078 396,347   475,617   554,886   500,000
1,250,000...............  99,269 198,539 297,808 397,078 496,347   595,617   694,886   625,000
1,500,000............... 119,269 238,539 357,808 477,078 596,347   715,617   834,886   750,000
1,750,000............... 139,269 278,539 417,808 557,078 696,347   835,617   974,886   875,000
2,000,000............... 159,269 318,539 477,808 637,078 796,347   955,617 1,114,886 1,000,000
2,250,000............... 179,269 358,539 537,808 717,078 896,347 1,075,617 1,254,886 1,125,000
2,500,000............... 199,269 398,539 597,808 797,078 996,347 1,195,617 1,394,886 1,250,000

--------
(1) This column applies only to Messrs. Bleustein, McCaslin and Ziemer who are entitled to supplemental benefits under their Supplemental Agreements upon retirement at age 62.

   The Company maintains the Retirement Annuity Plan for Salaried Employees of Harley-Davidson, a noncontributory defined benefit pension plan ("Salaried Pension Plan"). Under the Salaried Pension Plan, salaried employees of the Company (excluding HDFS and certain other subsidiaries), including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione are generally eligible to retire with unreduced benefits at age 62 or later. Benefits are based upon monthly "final average earnings" as defined in the Salaried Pension Plan. Prior to December 31, 1994, the monthly benefit is the difference between 1.6% of the final average earnings and .9% of the primary monthly social security benefit multiplied by years of service. On and after December 31, 1994, the revised benefit is 1.2% of the final average earnings plus .4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service. The benefit of a person with service on or after December 31, 1994, is the greater of his or her benefit determined using the revised formula for all service or the sum of his or her benefit under the former formula for service through December 31, 1993, and his or her benefit under the revised formula for service after that date. For the named executive officers (other than Ms. Zarcone), final average earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary and bonus as shown in the Summary Compensation Table) paid over five consecutive calendar years within the last ten years of service prior to the participant's retirement or other date of termination. Vesting under the Salaried Pension Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of 5 years of service will receive an actuarially reduced benefit under the Salaried Pension Plan. The surviving spouse of an employee who is eligible for early retirement or who is vested at death is also entitled to certain benefits under the Salaried Pension Plan. HDFS does not provide a non-contributory defined benefit pension plan to any of its employees.

   The Company has adopted the Pension Benefit Restoration Plan (the "Restoration Plan") pursuant to which the Company will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Salaried Pension Plan. Calculated as of December 31, 2000, annualized final average earnings and years of credited service under the Salaried Pension Plan and the Restoration Plan were as follows:
$1,315,856 and 29.9 years, respectively, for Mr. Bleustein; $468,356 and 25.2 years, respectively, for Mr. Ziemer; and $448,518 and 8.3 years, respectively, for Mr. McCaslin. As of December 31, 2000, Ms. Lione had not completed 5 years of service.

   The Company has Supplemental Executive Retirement Plan Agreements (the "Supplemental Agreements") with Messrs. Bleustein, Ziemer and McCaslin. Under the Supplemental Agreements, a participant who retires at or after age 55 with 15 years of service is entitled to a yearly retirement benefit payment equal to 35% of the executive's annualized final average earnings at age 55 increasing in equal increments to 50% of annualized final average earnings at age 62, reduced by the amount of any pension payable by the Company under the Salaried Pension Plan, by any other defined benefit retirement programs of the Company and by the amount of benefits under the Restoration Plan.

Agreements

   The Company has entered into an employment agreement with Mr. Bleustein which provides that, upon termination of employment for reasons other than cause, the Company will pay Mr. Bleustein certain amounts, including his base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, together with other benefits to which he was entitled prior to termination. HDFS has entered into an employment agreement with Ms. Zarcone which provides that, upon termination of employment for reasons other than cause, HDFS will pay Ms. Zarcone certain amounts, including her base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, together with other benefits to which she was entitled prior to termination. Such employment agreements do not establish minimum base salary levels for Mr. Bleustein or Ms. Zarcone.

   The Company offers a standard form of Severance Benefits Agreement to certain executives. Messrs. Bleustein, Ziemer and McCaslin, and Ms. Lione have executed this agreement. The Severance Benefits Agreement provides for up to one year's salary and up to one year of certain employee benefits in the event of a termination of employment by the Company other than for cause.

   The Company has entered into transition agreements with the named executive officers and certain other key executives which become effective upon a change of control of the Company as defined therein. The transition agreements provide that, in the event of termination of such individual's employment with the Company for any reason (other than death) within two years (three years in the case of Mr. Bleustein) after a change of control of the Company, such individual will receive a cash payment in an amount equal to the product of three multiplied by the sum of (i) the individual's highest annual base salary during the five-year period preceding termination, (ii) the highest annual bonus paid during the five-year period preceding termination and (iii) the individual's annual perquisite payment. Such individuals will also receive immediate vesting in any retirement, incentive, stock option and other deferred compensation plans. In addition, the covered individuals will receive three years of continued medical benefits and outplacement services. The contracts state that if any of the payments to the employees are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, then the Company will pay the penalty imposed upon the employee plus a tax gross-up.

   A "change of control" for purposes of the transition agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 20% or more of the Common Stock, (iii) the Company's Shareholders approve a merger involving the Company, the sale of substantially all of the Company's assets or the liquidation or dissolution of the Company, unless in the case of a merger continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger, or (iv) at least two-thirds of the continuing directors in office immediately prior to a proposed action determine that the proposed action, if taken, would constitute a change of control of the Company and such action is taken. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was nominated or elected by two-thirds of the continuing directors (except in the case of an actual or threatened proxy or control contest).

   Certain executives, including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione, are entitled to receive a lump sum payment equal to one year's salary plus applicable taxes upon retirement at or after age 55. This benefit has been adopted by the Company in lieu of providing post-retirement life insurance. The Company has entered into a Supplemental Executive Retirement Plan Agreement with certain executives as described above under "Retirement Benefits."

              BOARD OF DIRECTORS HUMAN RESOURCES COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   The Human Resources Committee is responsible for establishing, reviewing and revising the compensation policies for the Company's executive officers. The Human Resources Committee is composed entirely of directors who are not employees or former employees of the Company and who do not have a business relationship with the Company other than in their capacity as directors.

   This report is being included pursuant to Securities and Exchange Commission ("SEC") rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's compensation policies for 2000 as they affect the Chief Executive Officer and the Company's other executive officers, including the other named executive officers.

General

   Under the supervision of the Human Resources Committee, the Company has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of the Company. In furtherance of these goals and in addition to benefit plans available to salaried employees generally, the Company's executive compensation policies, plans and programs consist of base salary, annual incentive compensation, annual stock option grants, annual perquisite payments, the Restoration Plan, the Supplemental Agreements, a non-qualified deferred compensation plan and life insurance benefits.

   In addition to the experience and knowledge of the Human Resources Committee and the Company's Human Resources staff, the Human Resources Committee utilizes the services of independent human resources consultants in making its executive compensation decisions. Each year the Company's Human Resources staff selects several executive or other officer positions for benchmarking against comparable companies. The Human Resources staff and the independent human resources consultant(s) retained by the Company jointly select the comparable companies. The independent human resources consultant analyzes compensation summary data for the specified types of executive or officer positions at comparable companies and prepares a written analysis (collectively, the "Independent Compensation Analysis"). The Independent Compensation Analysis includes base salary (including the percentage increase over the prior year), annual bonus percentage and stock option information for the comparable companies by position. The Independent Compensation Analysis also recommends ranges for base salary, annual bonus and stock option compensation for the selected Company executive or officer positions.

   The comparable companies used to benchmark executive compensation are not included on the Performance Graph below because they change from year to year depending on both the Company's and other companies' performance. The purpose of the Performance Graph is to compare the performance of Common Stock over a five-year period against a stock index or a fixed group of companies. In contrast, the Company generally utilizes compensation surveys to compare its executive compensation policies against companies that have performance and other characteristics similar to those of the Company during a limited period of time. The Company believes that including such companies as a separate group on the Performance Graph would be confusing and potentially misleading.

   In general, it is the policy of the Human Resources Committee to fix executive base salary range midpoints at levels at or below the median amounts paid to executives with similar qualifications, experience and responsibilities at other comparable businesses. Executives' base salaries are determined by individual performance evaluations and potential future contributions to the Company. It is also the policy of the Human Resources Committee generally to establish maximum incentive cash compensation and stock option grants at levels above the median amounts paid or granted to executives with similar qualifications, experience and responsibilities at other comparable businesses. The Company intends to provide a total compensation opportunity for Company executives that is above average, but with an above average amount of the total compensation opportunity at risk and dependent upon continuously improving Company performance. In all cases, the Human Resources Committee considers the total potential compensation payable to each of the named executive officers and other executives when establishing or adjusting any element of their compensation package.

2000 Base Salary

   Executive base salaries are reviewed annually. In February 2000, the Human Resources Committee, in consultation with the Vice President, Human Resources, increased Mr. Bleustein's base salary by approximately 10.5%. Mr. Bleustein's salary was increased to be competitive with the median salary levels of chief executive officers as stated in the Independent Compensation Analysis and was based upon the Human Resources Committee's subjective assessment of Mr. Bleustein's past performance (including his leadership and his role in the financial performance of the Company) and its expectations for his future contribution in leading the Company. Also in February 2000, the Human Resources Committee reviewed, with the Chief Executive Officer and the Vice President, Human Resources, and approved the annual salary plan for the Company's other executive officers. The annual salary plan was developed by the Company's Human Resources staff under the direction of the Chief Executive Officer based primarily upon each executive's individual performance evaluation for the prior year, the anticipated future contribution of each executive and the Independent Compensation Analysis. 2000 base salaries for the named executive officers are set forth in the Summary Compensation Table. Based on the Independent Compensation Analysis, the Human Resources Committee believes that the base salaries paid to the Company's executive officers are generally at or below the median of base salaries paid to comparable executive officers of comparable companies.

2000 Incentive Cash Compensation

   The Company and its affiliates have three separate short term incentive plans in which executive officers participated for 2000: Messrs. Bleustein and Ziemer participated in the Company's Corporate Short Term Incentive Plan (the "Corporate STIP"); the other named executive officers, excluding Ms. Zarcone, and certain other executive officers participated in the Motor Company 2000 Short Term Incentive Plan (the "Motor Company STIP"); and Ms. Zarcone participated in the HDFS 2000 Short Term Incentive Compensation Plan ("HDFS STIP"). In December 1999, the Human Resources Committee reviewed and approved the Motor Company STIP for 2000 and target awards for participants in the Motor Company STIP. Also in December 1999, the Human Resources Committee established the performance target and target awards under the Corporate STIP for 2000 for participating executives. In December 1999, the Board of Directors of HDFS established performance targets and target awards under the HDFS STIP, and in February 2000, the Human Resources Committee reviewed and confirmed those performance targets and target awards. Award payouts under the Motor Company STIP were based upon Motor Company financial targets related to earnings before interest and taxes and Motor Company objectively measured strategic targets related to product quality. The resulting performance payout for 2000 under the Motor Company STIP was 204% of target award. Award payouts under the HDFS STIP were based on the percentage increase in net income and rate of return on equity. The resulting performance payout for 2000 under the HDFS STIP was 169% of target award. The target awards for the five named executive officers ranged from 50% to 100% of their respective 2000 base salaries (the "Individual Target Award"). Mr. Bleustein's Individual Target Award for 2000 was 100% of his base annual salary. The amount of each executive's Individual Target Award is reviewed annually based upon the Independent Compensation Analysis, the executive's individual performance evaluation for the prior year and the Human Resources Committee's appraisal of the executive's anticipated future contribution to the Company.

   The Human Resources Committee selected consolidated net income as the sole performance criterion for the 2000 Corporate STIP formula. This mathematical formula would have provided a bonus of 244% of the individual target award. The terms of the Corporate STIP, as modified by the Shareholders in May 1999, limit the total dollar payment to any one individual to $2 million per year. Under the terms of the Corporate STIP, the Human Resources Committee also has the discretion to reduce awards determined by the formula by up to 50%. Given these terms and limitations, the Human Resources Committee decided not to exercise its discretion and determined that Mr. Bleustein's actual 2000 Corporate STIP award would be $1,750,760. The awards for the other executive officers were determined mathematically, subject to certain maximum limitations, under the respective plans applicable to each of them. All short term incentive plan awards paid or payable for 2000 by the Company with respect to the CEO and the named executive officers are set forth in the Summary Compensation Table.

2000 Stock Option Grants

   While the short term incentive plans provide Company executives with short term incentives to maximize Company performance, the Human Resources Committee believes that it is also important to provide incentives that more directly tie executives' long term compensation to long term returns to the Company's Shareholders. This long term incentive compensation opportunity is provided through the Company's stock option plans. Annually, the Human Resources Committee reviews, with the Vice President, Human Resources and, except in the case of his own stock option grant, the Chief Executive Officer, and approves individual stock option grants for each of the Company's executive officers, including the named executive officers. The amount of each executive's stock option grant, including the grant to the Chief Executive Officer, is subjectively determined by the Human Resources Committee based upon the annual Independent Compensation Analysis, the executive's individual performance evaluation for the prior year, the executive's base salary and the Human Resources Committee's appraisal of the executive's anticipated long term future contribution to the Company. The stock options granted to the named executive officers in 2000 are set forth in the Summary Compensation and Option Grants Tables.

Other Compensation

   The Human Resources Committee believes that the compensation paid or payable pursuant to the Company's annual perquisite payments, Restoration plan, Supplemental Agreements, non-qualified deferred compensation plan, life insurance benefits and the benefit plans available to salaried employees generally is competitive with the benefit packages offered by comparable employers. From time to time the Human Resources Department of the Motor Company obtains data to ensure that such benefit plans and programs remain competitive and reviews that data with the Human Resources Committee.

Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to a named executive officer in excess of $1 million in any year. Incentive compensation based on company performance, provided it is paid pursuant to a plan which has been approved by Shareholders and meets certain other criteria, is not subject to Section 162(m). Compensation paid under the Company's stock option plans and the Corporate STIP qualifies as incentive compensation under Section 162(m). It is the Human Resources Committee's intention to utilize incentive compensation as a substantial component of the Company's executive compensation program and to attempt to structure the payment of compensation so that the Company will not lose deductions under
Section 162(m). There is a substantial likelihood, however, that the Company will not be entitled to deduct a substantial portion of the compensation arising out of the vesting of the restricted stock granted to Messrs. Bleustein and McCaslin prior to 2000. These grants of restricted stock were not structured as incentive compensation under Section 162(m).

Conclusion

   Over the last five calendar years, Shareholders of the Company have enjoyed a total return of 465%. During that same period of time the Standard & Poor's 500 and MidCap 400 Indexes had total returns of 132% and 153%, respectively, as illustrated in the performance graph below. The Human Resources Committee believes that the compensation policies and practices of the Company described in this report have supported this performance. In addition, the Human Resources Committee believes that these compensation policies and practices are in the best interests of the Company and consistent with the Company's commitment to balance the interests of all of the Company's stakeholders (customers, dealers, suppliers, employees, investors, government and society).

   Richard G. LeFauve, Chairman
   Barry K. Allen
   Richard J. Hermon-Taylor

       [The remaining portion of this page is intentionally left blank]

Performance Graph

   The SEC requires the Company to include in this Proxy Statement a line graph presentation comparing cumulative five year Common Stock returns with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. The Company has chosen to use the Standard & Poor's 500 Index as the broad-based index and the Standard & Poor's MidCap 400 Index as a more specific comparison. The Standard & Poor's MidCap 400 Index was chosen because the Company does not believe that any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that provides a useful comparison.

                               PERFORMANCE GRAPH
                Comparison of Five Year Cumulative Total Return*



[CHART APPEARS HERE]


                          1995    1996    1997    1998    1999    2000
----------------------------------------------------------------------
  Harley-Davidson, Inc.   $100    $164    $192    $335    $454    $565
----------------------------------------------------------------------
  S&P MidCap 400          $100    $119    $158    $188    $215    $253
----------------------------------------------------------------------
  S&P 500                 $100    $123    $164    $211    $255    $232

--------
* Assumes $100 invested on December 29, 1995.

                             CERTAIN TRANSACTIONS

   Mr. James, a director of the Company, is Vice Chairman, Chief Executive Officer and an equity owner of Fred Deeley Imports Ltd. ("Deeley Imports"), the exclusive distributor of the Company's motorcycles in Canada. In 2000, Deeley Imports paid the Company approximately $93.4 million for motorcycles, parts and accessories and related products and services. All such products and services were provided in the ordinary course of business at prices and on terms and conditions determined through arm's-length negotiation. The Company anticipates that it will do a similar amount of business with Deeley Imports in 2000.

   Ms. Lione is married to a partner in the law firm of Foley & Lardner. That firm has performed legal services for the Company for many years predating Ms. Lione's employment at the Company and her spouse's election to partnership in 2000. In 2000, the Company paid Foley & Lardner $1,759,036 for legal services. Such services are principally in areas other than the spouse's area of specialty.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to disclose their holdings of and transactions in the Common Stock on forms prescribed by the Securities and Exchange Commission. The Company believes that all of the Company's directors and executive officers complied with their obligations under Section 16(a) during 2000.

             2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Ernst & Young LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 2000. Ernst & Young LLP has been recommended by the Audit Committee and selected by the Board to serve as the Company's independent auditors for the current fiscal year, and in accordance with a resolution of the Board, this selection is being presented to Shareholders for ratification. The Audit Committee has considered whether the provision of nonaudit services is compatible with maintaining Ernst & Young LLP's independence. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire.

   If prior to the Annual Meeting Ernst & Young LLP shall decline to act or its engagement shall be otherwise discontinued by the Board, then the Board will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the Shareholders at the Annual Meeting. If the Shareholders fail to ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Board will reconsider its selection of independent auditors. Proxies solicited by the Board will be voted "FOR" ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001, unless the Shareholder specifies otherwise.

Fees

   Audit Fees: Fees for the last annual audit and reviews of financial statements included in the Company's Forms 10-Q were $621,000.

   All Other Fees: The aggregate fees for other services that Ernst & Young LLP rendered in 2000 were $742,000, including audit related services of $228,000 and nonaudit services of $514,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and Securities and Exchange registration statements. There were no fees for financial information systems design and implementation.

   THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               3--OTHER MATTERS

   Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters. Among other things, to bring business before an annual meeting, a Shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time periods specified in the Company's Restated Articles of Incorporation (See "Shareholder Proposals").

   The cost of soliciting proxies will be borne by the Company, except for some costs associated with individual shareholder use of the Internet and telephone. Proxies may be solicited by personal interview, Internet, telephone, telegraph and facsimile machine, as well as by use of the mails. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed for their out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has retained
D. F. King & Co., Inc. to aid in the solicitation at an estimated cost of approximately $6,000 plus out-of-pocket expenses.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors reviews the Company's financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards. The Board of Directors approved and adopted a revised written charter for the Company's Audit Committee on February 17, 2000, which is attached to this Proxy Statement as Appendix A.

   The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the 2000 fiscal year and has discussed with representatives of Ernst & Young LLP, the Company's independent auditors for the 2000 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard
No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2000 fiscal year be included in the Company's Annual Report on Form 10-K for the 2000 fiscal year for filing with the Securities and Exchange Commission.

   Audit Committee of the Board of Directors

   Richard I. Beattie
   Sara L. Levinson
   James A. Norling, Chairman

                             SHAREHOLDER PROPOSALS

   If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders and desires to seek to have the Company include that proposal in the Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), then the shareholder must ensure that the Company receives the proposal no later than November 27, 2001.

   A Shareholder who otherwise intends to present business at the 2002 Annual Meeting must comply with the requirements set forth in the Company's Restated Articles of Incorporation (the "Articles of Incorporation"). The Articles of Incorporation state, among other things, that to bring business before an annual meeting, a Shareholder must give written notice that complies with the Articles of Incorporation to the Secretary of the Company not less than 60 days in advance of the date in the current fiscal year of the Company corresponding to the date the Company released its proxy statement to Shareholders in connection with the annual meeting for the immediately preceding year. Thus, since the Company anticipates mailing its proxy statement on March 27, 2001, the Company must receive notice of a Shareholder proposal submitted other than pursuant to Rule 14a-8 by January 26, 2002.

   If the notice is received after January 26, 2002, then the notice will be considered untimely and the Company is not required to present such proposal at the 2002 Annual Meeting. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2002 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                          By Order of the Board of Directors,
                                          Harley-Davidson, Inc.

                                          /s/ GAIL A. LIONE

                                          Gail A. Lione
                                          Secretary

   Milwaukee, Wisconsin
   March 27, 2001

                                                                     Appendix A

                             Harley-Davidson, Inc.
                            Audit Committee Charter

Organization

   This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  . The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                             HARLEY-DAVIDSON, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR MAY 5, 2001 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned appoints Jeffrey L. Bleustein and James L. Ziemer and each of them as proxies for the undersigned, with full power to substitution and resubstitution, to act and vote all the shares of Common Stock of Harley-Davidson, Inc. held of record by the undersigned on March 12, 2001 at the Annual Meeting of Shareholders of HARLEY-DAVIDSON, INC. to be held on May 5, 2001 and at any adjournment thereof (the "Meeting").

Without limiting the generality of this proxy, Messrs. Bleustein and Ziemer are each authorized to vote:

(a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

(b) in their discretion upon any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR the nominees as directors (Item 1.) and ratification of Ernst & Young LLP as auditors (Item 2.)

The shares represented by this Proxy shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

         PLEASE MARK, SIGN AND DATE BELOW, DETACH AND RETURN PROMPTLY
                         USING THE ENVELOPE PROVIDED.

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------














5723--Harley-Davidson, Inc.

                             HARLEY-DAVIDSON, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [x]

[                                                                              ]

1.  ELECTION OF DIRECTORS:                        For   Withhold   For All
    Nominees:  01-Barry K. Allen,                 All      All      Except
               02-Richard I. Beattie,
               03-Richard G. LaFauve              [_]      [_]       [_]

    --------------------------------------
    (Instruction: To withhold authority to
    vote for any nominee(s), write that
    nominees(s) name above.)

2.  RATIFICATION OF AUDITORS:                     For    Against   Abstain
    Ernst & Young LLP                             [_]      [_]       [_]


                                      Date:_______________________________, 2001

                                      Signature(s)______________________________

                                      __________________________________________
                                      IMPORTANT: Please sign your name exactly as it appears on this Proxy. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


--------------------------------------------------------------------------------
CONTROL NUMBER               * FOLD AND DETACH HERE *


               YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

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Harley-Davidson, Inc. encourages you to take advantage of convenient ways to vote your shares. If voting by Proxy, you may vote by mail or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card. To vote by telephone or Internet, read the 2001 proxy statement and then follow these easy steps:

TO VOTE BY TELEPHONE:      Call toll free 877-482-6150 in the United States or
                           Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

                           Enter the 6 digit CONTROL NUMBER located above.

                           Option 1:  To vote as the Board of Directors
                                      recommends on ALL proposals: Press 1.

                                      When asked, please confirm your vote by
                                      pressing 1 again.

                           Option 2:  If you choose to vote on EACH proposal
                                      SEPARATELY, press 0 and follow the
                                      recorded instructions.

                           Your vote selections will be repeated and you will have an opportunity to confirm them.

TO VOTE ON THE INTERNET:   Go to the following Website:

                           www.computershare.com/us/proxy

                           Enter the information requested on your computer screen, including your six digit Control Number located above, then follow the voting instructions on your screen.

  If you vote by telephone or the Internet, DO NOT mail back the Proxy Card.
   Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Daylight Time, on May 3, 2001.

                             THANK YOU FOR VOTING!

5723--Harley-Davidson, Inc.